UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.             )

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IRIDEX CORPORATION
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IRIDEX Corporation
1212 Terra Bella Avenue
Mountain View, California 94043

SUPPLEMENT TO THE
PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF Stockholders
To be held on Wednesday, June 11, 2025

This proxy supplement, dated May 20, 2025 (this “Supplement”), amends and supplements the definitive proxy statement of IRIDEX Corporation filed with the Securities and Exchange Commission on April 28, 2025 (the “Proxy Statement”). The Proxy Statement relates to the Company’s 2025 Annual Meeting of Stockholders, which is scheduled to be held on June 11, 2025, at 8:00 a.m., Pacific Time (the “Annual Meeting”).

This Supplement provides supplemental information concerning the Annual Meeting and the matters to be considered at the Annual Meeting and is filed primarily for the purposes of revising the form of the Amended and Restated Certificate of Incorporation attached as Appendix A to the Proxy Statement to instead be in the form of the Restated Charter attached hereto as Appendix A, and, in connection therewith, revising the disclosures related to the solicitation of stockholder approval of the Restated Charter being made pursuant to Proposal Four of the Proxy Statement to, (i) clarify that the holders of Common Stock and Series B Preferred Stock receive the same form of consideration upon any Change of Control Event or Bankruptcy Event (each, as defined in the Certificate of Designation, Preferences and Rights of Series B Preferred Stock filed with the Secretary of State of the State of Delaware on March 18, 2025 (the “Series B Certificate of Designation”), (ii) remove the payment to the holders of Series B Preferred Stock upon the occurrence of a Non-Liquidation Payment Event (as defined in the Series B Certificate of Designation) included therein, and (iii) remove the mandatory conversion provisions applicable to the Series B Preferred Stock.

As described in the Proxy Statement, the Restated Charter is related to Proposal Four, which requests stockholder approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation to modernize our Charter by, among other matters, increasing the total number of authorized Common Stock from 30,000,000 to 100,000,000 and setting the total number of authorized shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), to 2,000,000, of which 1,000,000 shall be designated as Series B Preferred Stock and 1,000,000 shares shall be undesignated Preferred Stock, and establishing the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the preferred stock, including our Series B Preferred Stock, in the form of Appendix A. Other than the changes to Proposal Four and the Restated Charter shown below, Proposal Four contained in the Proxy Statement reflects the correct reasoning, timing and effect of the proposed Restated Charter.

This Supplement provides revisions to Proposal Four and Exhibit A of our Restated Charter, as described in (i) through (iii) above. Additions to the Restated Charter are indicated by underlining and deletions are indicated by strikethroughs. Except for such updates, the information provided in the Proxy Statement continues to apply. If the amendment and restatement of our Charter is approved by the stockholders at the Annual Meeting, we intend to file the Restated Charter with the Secretary of State of the State of Delaware.

All paragraph headings used herein refer to the headings in the Proxy Statement before any additions or deletions resulting from this Supplement or any other amendments, and certain capitalized terms used herein, unless otherwise defined, have the meanings set forth in the Proxy Statement. If information in this Supplement differs from or updates information contained in the Proxy Statement, then the information in this Supplement is more current and supersedes the different information contained in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

PROPOSAL FOUR — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

At the Annual Meeting, our stockholders are being asked to approve an amendment and restatement of our Amended and Restated Certificate of Incorporation (the “Charter”) in the form of the Amended and Restated Certificate of Incorporation attached hereto as Appendix A (the “Restated Charter”) in order to, among other matters, modernize our Charter, which was last amended and restated in 1996 in connection with our initial public offering, as well as to increase the number of authorized shares of our Common Stock. In connection therewith, the Restated Charter will also reestablish the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the preferred stock, including our Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), which, with respect to the Series B Preferred Stock and except as noted below, are substantially the same rights for the Series B Preferred Stock as are provided for pursuant to the original Certificate of Designation, Preferences and Rights of Series B Preferred Stock filed with the Secretary of State of the State of Delaware on March 18, 2025 (the “Series B Certificate of Designation”).

The complete text of the proposed form of the Restated Charter is attached to this Proxy Statement as Appendix A and incorporated into this Proxy Statement by reference. However, the text of the Restated Charter is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as deemed necessary and advisable to effect the Restated Charter Proposal. If this proposal is approved, the Restated Charter will become effective upon filing with the Secretary of State of Delaware, which the Board will have sole and absolute discretion to determine the time and date, if at all, of the filing of the Restated Charter. The additional authorized shares of our capital stock may then be issued at the discretion of our Board without further stockholder action, except as may be required by the law or provided for by the listing standards of Nasdaq.

If we fail to obtain stockholder approval of this proposal at the Annual Meeting, we intend to continue to seek to obtain stockholder approval at each subsequent annual meeting of stockholders and/or special meeting of stockholders until such approval has been obtained, and we will incur the costs associated therewith. We anticipate filing the Restated Charter promptly following the Annual Meeting if our stockholders approve this proposal.

Background of Proposal

We originally filed our Charter in 1996 in connection with our initial public offering. We subsequently filed the Series B Certificate of Designation on March 18, 2025, in connection with the sale of shares of Series B Preferred Stock and the Initial Note.

Our Board has approved, and recommends that our stockholders approve, the Restated Charter for, among other reasons, modernizing our Charter, which was last amended and restated in 1996 in connection with our initial public offering, as well as to, among other matters, increase the number of authorized shares of our Common Stock to 100,000,000 shares. Our Board will continue to retain authority over whether any authorized shares of our Common Stock and Preferred Stock are issued. The Restated Charter will also reestablish the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the preferred stock, including our Series B Preferred Stock, which, with respect to the Series B Preferred Stock and except as noted below, are substantially the same rights for the Series B Preferred Stock as are provided for pursuant to the Series B Certificate of Designation. As of the Record Date, 30,000,000 shares of our Common Stock were authorized under our Charter, with 16,789,027 shares of our Common Stock issued and outstanding, and 2,000,000 shares of our undesignated preferred stock were authorized under our Charter, with 600,000 shares of our Series B Preferred stock issued and outstanding and 400,000 shares of our Series B Preferred Stock reserved for issuance upon conversion of the Initial Note, and with 500,000 shares of Series A Preferred Stock that were issued and converted into shares of Common Stock in accordance with its terms and not reissuable. The increase in the number of authorized shares of our Common Stock (together with the preferred stock, the “Capital Stock”) gives us greater flexibility in considering and planning for future business needs and pursuing our strategic goals.

Effect of the Proposal

General

The following description summarizes certain important terms of our Common Stock and Preferred Stock, which terms are expected to be in effect upon approval and filing of the Restated Charter, subject to and following the approval of the Restated Charter Proposal by our stockholders. This description below summarizes the provisions that are proposed to be included in the Restated Charter. Because it is only a summary, it does not contain all the information that may be important to you, and you should refer to the full text of the Restated Charter attached to this proxy statement as Appendix A, and to the applicable provisions of Delaware law. Except as noted below, the Restated Charter reestablishes and restates substantially the same rights for the Series B Preferred Stock as are currently provided for pursuant to the Series B Certificate of Designation.

Following the approval and filing of the Restated Charter, our authorized Capital Stock, $0.01 par value per share, will consist of 102,000,000 shares, consisting of 100,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, of which:

•        100,000,000 shares are designated as Common Stock;

•        1,000,000 shares are designated as Series B Preferred Stock; and

•        1,000,000 shares of undesignated preferred stock.

As of the Record Date, there were 16,789,027 shares of our Common Stock outstanding, held by 33 stockholders of record, 600,000 shares of our Series B Preferred Stock outstanding, held by one stockholder of record, and no shares of our undesignated Preferred Stock outstanding.

Approval of the Restated Charter by our stockholders will have no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders. Other than the Novel Shares issued or issuable pursuant to the Series B Preferred Stock and the Initial Note, and the Growth Notes potentially issuable by us in the future, the Board has no current plan, arrangement, commitment or understanding to issue shares from the additional authorized shares provided by the Restated Charter. The additional shares of Capital Stock will be available for issuance by our Board for various general corporate purposes, including but not limited to, financings and other raises of capital, stock dividends or stock splits, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, business combinations, as well as for other general corporate purposes. If the approval of an increase in the number of authorized shares of our Common Stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet the objectives set forth above.

In addition to increasing the number of authorized shares of our Common Stock, the Restated Charter will modernize our Charter, which was last amended and restated in 1996 in connection with our initial public offering. We subsequently filed the Series B Certificate of Designation on March 18, 2025, in connection with the sale of shares of Series B Preferred Stock and the Initial Note. The Restated Charter does not change the terms of our Common Stock or Preferred Stock (other than with respect to the changes made to the Series B Preferred Stock that are noted below) now authorized and outstanding and the additional shares of Common Stock to be authorized will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the Capital Stock now authorized. Similarly, the Restated Charter will not affect the rights of the holders of our currently outstanding Common Stock, except for immaterial incidental effects that would only occur as a result of increasing the number of shares of our Common Stock outstanding, such as dilution of the ownership rights of current holders of Common Stock. However, any future issuance of additional authorized shares of our Capital Stock may, among other things, dilute the earnings per share of Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of our Common Stock.

Pursuant to the DGCL, stockholders are not entitled to appraisal rights with respect to the Restated Charter Proposal.

Capital Stock

Our authorized shares of common stock are designated as common stock, Series B Preferred Stock and undesignated preferred stock. A description of the rights of the holders of our common stock, Series B Preferred Stock and undesignated preferred stock are set forth below.

Dividend Rights

Subject to certain transactions that shall not be considered distributions, if we pay a dividend or make another distribution to the holders of the common stock payable in our securities, other than in shares of common stock, then in each such event the dividend or other distribution, as applicable, shall be distributed pro rata among the holders of Series B Preferred Stock and common stock, based on the number of shares of common stock then held by each holder (assuming conversion of all such Series B Preferred Stock into common stock at the ratio contemplated in the Restated Charter).

Subject to the foregoing preferences that apply or may apply to any shares of preferred stock outstanding at the time, including the Series B Preferred Stock, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. See the section titled “Dividend Rights” for more information.

No Preemptive or Similar Rights

Our common stock and Series B Preferred Stock are not entitled to preemptive rights, redemption or sinking fund provisions. Following stockholder approval and upon the filing of the Restated Charter, our Series B Preferred Stock will no longer be automatically convertible into shares of Common Stock upon the occurrence of any of the enumerated mandatory conversion events set forth in the Series B Certificate of Designation, and shall continue to not be subject to any other conversion other than with respect to the voluntary conversion of the Series B Preferred Stock into shares of Common Stock at the discretion of the holder thereof.

Voting Rights

The holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of our stockholders except as provided for in the Restated Charter or by law. If the Restated Charter is approved by our stockholders, the holders of shares of Series B Preferred Stock shall, on all matters submitted to a vote of our stockholders, be entitled to that number of votes equal to the aggregate number of shares of common stock issuable upon the conversion of such holder’s shares of Series B Preferred Stock to common stock and subject to any restrictions and limitations on conversion set forth therein. Initially, each share of Series B Preferred Stock is convertible into five (5) shares of common stock, with the conversion price and conversion ratio subject to adjustment as set forth in the Restated Charter.

Holders of our common stock are entitled to one vote per share held as of the applicable record date on all matters submitted to a vote of the holders of our common stock. The holders of our common stock and Series B Preferred Stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our certificate of incorporation. Delaware law could require either holders of our common stock or Series B Preferred Stock to vote separately as a single class if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of such class of common stock in a manner that affected such shares adversely but does not so affect the shares of the other class Capital Stock.

Our stockholders do not have the ability to cumulate votes for the election of directors. As a result, the holders of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise provided by law, our governing documents or the rules of the stock exchange on which our securities are listed. The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote as of the applicable record date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Liquidation Rights

Payments made in connection with any Change in Control Event (as defined in the Restated Charter) where the proceeds are to be distributed to stockholders, shall be made first to the holders of Series B Preferred Stock in preference to any payments made to the holders of the Common Stock, with the aggregate amount per share of Series B Preferred Stock equal to the greater of (A) (x) ten dollars ($10.00) (the “Purchase Price”) plus (y) any declared but unpaid dividends on such shares of Series B Preferred Stock, or (B) such amount per share as would have been payable had all shares of Series B Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to the terms of the Restated Charter immediately prior to such liquidation, dissolution, or winding up of the Company (the “Liquidation Preference”), with all remaining assets available for distribution after the payment in full of the Liquidation Preference then being distributed ratably to the holders of the Common Stock, pro rata based on the number of shares held by each such holder. A “Change of Control Event” shall be deemed to be occasioned by, or to include: (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company; or (iii) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, other than a Bankruptcy Event (as defined below).

Any payments made in connection with a Bankruptcy Event where the proceeds are to be distributed to stockholders, shall be made first the holders of Series B Preferred Stock in preference to any payments made to the holders of the Common Stock, with the aggregate amount per share of Series B Preferred Stock equal to the Purchase Price plus any declared but unpaid dividends on such shares of Series B Preferred Stock, with all remaining proceeds from the Bankruptcy Event available for distribution after the payment in full of the payment to the holders of Series B Preferred Stock being distributed ratably to the holders of the Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such Series B Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Restated Charter immediately prior to such Bankruptcy Event. A “Bankruptcy Event” shall be deemed to be occasioned by, or to include: (i) any event in which the Company (a) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (b) admits in writing its inability to pay its debts generally as they mature, (c) makes a general assignment for the benefit of its or any of its creditors, (d) voluntarily files a proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (ii) any event in which (a) there are proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or (b) an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

Our Restated Charter clarifies that any payments made to the holders of Series B Preferred Stock in connection with a Change in Control Event or Bankruptcy Event shall consist of the same form of consideration as those payments, if any, that are made to the holders of Common Stock. Furthermore, following stockholder approval and upon the filing of the Restated Charter, the holders of Series B Preferred Stock shall no longer be entitled to a payment upon the occurrence of a Non-Liquidation Payment Event (as defined in the Series B Certificate of Designation).

Series B Preferred Stock Conversion Rights

Our shares of Series B Preferred Stock are convertible into shares of Common Stock voluntarily upon the election of the holders thereof based on an initial conversion ratio obtained by dividing the (x) Purchase Price of $10.00 by (y) the initial conversion price of $2.00 (as adjusted from time to time, the “Conversion Price”), initially resulting in each one (1) share of Series B Preferred Stock being initially convertible into five (5) shares of Common Stock, with the conversion price and conversion ratio subject to adjustment as set forth in the Restated Charter. Following stockholder approval and upon the filing of the Restated Charter, our Series B Preferred Stock will no longer be automatically convertible into shares of Common Stock upon the occurrence of any of the enumerated mandatory conversion events set forth in the Series B Certificate of Designation, and shall continue to not be subject to any other conversion other than with respect to the voluntary conversion of the Series B Preferred Stock into shares of Common Stock at the discretion of the holder thereof.

Undesignated Preferred Stock

Our Board will also have the authority, subject to limitations prescribed by Delaware law, to issue shares of authorized but unissued preferred stock in one or more series, and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in each case without further vote or action by our stockholders. These powers, rights, preferences and privileges could include dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price(s) and liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action. Other than the currently outstanding Shares of Series B Preferred Stock, there are no other shares of preferred stock currently outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We will be governed by the provisions of Section 203 of the DGCL. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•        the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the Board prior to the time that the stockholder became an interested stockholder;

•        upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•        on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•        mergers or consolidations involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, and the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder;

•        any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation or any direct or indirect majority-owned subsidiary of the corporation;

•        subject to exceptions, any transaction that results in the issuance or transfer by the corporation, or any direct or indirect majority-owned subsidiary of the corporation, of any stock of the corporation or such subsidiary to the interested stockholder;

•        any transaction involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or such subsidiary beneficially owned by the interested stockholder; and

•        the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Certificate of Incorporation and Bylaws Provisions

If approved by our stockholders, the Restated Charter includes a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our Board or management. Among other things, our certificate of incorporation and bylaws would:

•        permit our Board to issue shares of preferred stock, with any powers, rights, preferences and privileges as they may designate;

•        provide that the authorized number of directors may be changed only by resolution of the Board;

•        provide that all vacancies and newly created directorships, may, except as otherwise required by law, our governing documents or resolution of our Board, and subject to the rights of holders of our preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•        require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•        provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also meet specific requirements as to the form and content of a stockholder’s notice;

•        not provide for cumulative voting rights (therefore allowing the holders of a plurality of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•        provide that special meetings of our stockholders may be called only by the Board, the chairperson of the Board, our chief executive officer or president.

Indemnification and Exculpation

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s Board to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

If adopted, our Restated Charter will contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•        any breach of their duty of loyalty to our company or our stockholders;

•        any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•        any transaction from which they derived an improper personal benefit.

In addition, our Restated Charter, if adopted, will provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the DGCL.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

The limitation of liability and indemnification provisions that are in the Restated Charter, if adopted, may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

Required Vote

The approval of the Restated Charter Proposal to modernize our Charter, increase the number of authorized shares of our Common Stock from 30,000,000 shares to 100,000,000 shares, and establish the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the preferred stock, including our Series B Preferred Stock, requires the affirmative vote of a majority of the outstanding shares of common stock and a majority of the outstanding shares of Series B Preferred Stock, voting separately on this proposal. Abstentions and broker non-votes, if any, will have the same effect as a vote against the Restated Charter Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE RESTATED CHARTER PROPOSAL

Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

IRIDEX CORPORATION

a Delaware corporation

IRIDEX Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:

A.The Company was originally incorporated under the name of Trilogy Medical Systems, Inc, and the original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on November 21, 1995.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Company (the “Board of Directors”) and the affirmative vote of the stockholders of the Company.

C. The text of the Amended and Restated Certificate of Incorporation of the Company is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the Company is IRIDEX Corporation.

ARTICLE II

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Section 1.   The Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is 102,000,000 shares, of which 100,000,000 shares are Common Stock, $0.01 par value per share, and 2,000,000 shares are Preferred Stock, $0.01 par value per share.

Section 2.   Each share of Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders.

Section 3.   One million (1,000,000) shares of the Preferred Stock are hereby designated as “Series B Preferred Stock.” The designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series B Preferred Stock are set forth on Exhibit A attached hereto. One million (1,000,000) shares of undesignated Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to any limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this

Amended and Restated Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Company shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 4.   Except as otherwise required by law or provided in this Amended and Restated Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

Section 5.   The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of any certificate of designation relating to any series of Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

Section 1.   Subject to the rights of holders of Preferred Stock, the number of directors that constitutes the entire Board of Directors of the Company shall be fixed only by resolution of the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. At each annual meeting of stockholders, directors of the Company shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such meeting shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

ARTICLE VI

Section 1.   Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Whole Board, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Company, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VII

Section 1.   The Company is to have perpetual existence.

Section 2.   The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

Section 3.   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Company. The affirmative vote of at least a majority of the Whole Board shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Company’s Bylaws. The Company’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Company. Notwithstanding the above or any other provision of this Amended and Restated Certificate of Incorporation, the Bylaws of the Company may not be amended, altered or repealed by the stockholders of the Company except in accordance with the provisions of the Bylaws relating to amendments to the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Company that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

Section 4.   The election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

Section 5.   No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII

Section 1.   Subject to the rights of holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

Section 2.   Subject to the terms of any series of Preferred Stock, special meetings of stockholders of the Company may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 3.   Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner and to the extent provided in the Bylaws of the Company.

ARTICLE IX

Section 1.   To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 2.   Subject to any provisions in the Bylaws of the Company related to indemnification of directors of the Company, the Company shall indemnify, to the fullest extent permitted by applicable law, any director of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

Section 3.   The Company shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Section 4.   Neither any amendment, elimination nor repeal of any Section of this ARTICLE IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, elimination, repeal or adoption of an inconsistent provision.

ARTICLE X

Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places or in such manner or manners as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

ARTICLE XI

The Company reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

IN WITNESS WHEREOF, IRIDEX Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the President and Chief Executive Officer of the Company on this ____ day of _________ 20__.

By:
Patrick Mercer
President and Chief Executive Officer

EXHIBIT A

designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such series of the Series B Preferred Stock

The designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) are as follows:

1.    Dividends and Distributions. If, at any time or from time to time after the date of the first issuance of any shares of the Series B Preferred Stock (the “Original Issue Date”), the Company pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Company, other than in shares of Common Stock, then in each such event the dividend or other distribution, as applicable, shall be distributed pro rata among the holders of Series B Preferred Stock and Common Stock, based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Series B Preferred Stock into Common Stock at the ratio contemplated in Section 5). Notwithstanding the foregoing, the following transactions shall not be considered distributions for purposes of the foregoing provisions: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase; (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right; (iii) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder; and (iv) any other repurchases or redemptions of capital stock of the Company approved by the holders of the Common Stock and the Series B Preferred Stock of the Company voting as separate classes.

2.    Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

a.    On all matters submitted to a vote of the stockholders of the Company, each share of Series B Preferred Stock shall entitle the holder thereof to that number of votes equal to the aggregate number of shares of Common Stock issuable upon the conversion of such holder’s shares of Series B Preferred Stock to Common Stock pursuant to Section 5.

b.    Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

3.    Reacquired Shares of Series B Preferred Stock. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled as shares of such series promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Amended and Restated Certificate of Incorporation, as then amended.

4.    Liquidation, Dissolution or Winding Up; ~~Non-Liquidation Payment Events;~~ Bankruptcy Events.

a.    Upon any Change of Control Event (as defined below) where the proceeds are to be distributed to stockholders, the holders of shares of Series B Preferred Stock shall be entitled to receive, in preference to the holders of the Common Stock, an aggregate amount per share equal to the greater of (i) (x) ten dollars ($10.00) (the “Purchase Price”) plus (y) any declared but unpaid dividends on such shares of Series B Preferred Stock ~~minus (z) any payments made in respect of such shares in connection with a Non-Liquidation Payment Event (as defined below) or Bankruptcy Event (as defined below)~~, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock (and all shares of all other series of Preferred Stock that would receive a larger distribution per share if such series of Preferred Stock were converted into Common Stock) been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution, or winding up of the Company (the “Liquidation Preference”). All remaining assets available for distribution after the payment in full of the Liquidation Preference shall be distributed ratably to the holders of the Common Stock, pro rata based on the number of shares held by each such holder.

b.    Upon any ~~Non-Liquidation Payment Event (as defined below) or~~ Bankruptcy Event (as defined below) where the proceeds are to be distributed to stockholders, the holders of shares of Series B Preferred Stock shall be entitled to receive, in preference to the holders of the Common Stock, an aggregate amount per share equal to the Purchase Price plus any declared but unpaid dividends on such shares of Series B Preferred Stock ~~(the “Non-Liquidation Preference Payment”)~~. All remaining proceeds from the ~~Non-Liquidation Payment Event or~~ Bankruptcy Event available for distribution after the payment in full of ~~the Non-Liquidation Preference Payment~~ the payment to the holders of Series B Preferred Stock shall be distributed ratably to the holders of the Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such Series B Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such ~~Non-Liquidation Payment Event or~~ Bankruptcy Event.

c.    For purposes of this Section 4, a “Change of Control Event” shall be deemed to be occasioned by, or to include:

i.     the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent);

ii.   a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company; or

iii.  any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, other than a Bankruptcy Event.

~~d.    For purposes of this Section 4, a “Non-Liquidation Payment Event” shall be deemed to be occasioned by, or to include:~~

~~i.     a sale, lease or other disposition of a substantial portion, but less than substantially all, of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.~~

d.    For purposes of this Section 4, a “Bankruptcy Event” shall be deemed to be occasioned by, or to include:

i.     any event in which the Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) voluntarily files a proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

ii.   any event in which (i) there are proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or (ii) an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

e.    Any payments made to the holders of Series B Preferred Stock pursuant to this Section 4 shall consist of the same form of consideration as payments, if any, made to the holders of Common Stock.

5.    Conversion.

a.    Optional Conversion. The holders of shares of Series B Preferred Stock will have the right to convert, at any time, such shares into a number of shares of Common Stock determined by dividing the Purchase Price by $2.00 (as adjusted for capital reorganizations, stock splits, reclassifications, etc., the “Conversion Price”).

b.    [Intentionally Omitted]~~Mandatory Conversion. The shares of Series B Preferred Stock shall automatically convert into a number of shares of Common Stock determined by dividing the Purchase Price by the then applicable Conversion Price upon the earliest to occur of any of the following events:~~

~~i.     5:00 p.m. (Eastern time) on the seven (7) year anniversary of the Original Issue Date; or~~

~~ii.   With respect to any share of Series B Preferred Stock, upon the transfer to any Person (as defined in the Purchase Agreement (as defined below)) who is not an Affiliate (as defined in the Purchase Agreement) of such share of Series B Preferred Stock without the prior written consent of the Company; or~~

~~iii.  The Common Stock of the Company trades on a trading market at or above a closing price of ten dollars ($10.00) (as adjusted for capital reorganizations, stock splits, reclassifications, etc.) for a period of thirty (30) consecutive Trading Days (as that term is defined in the Stock Purchase Agreement dated on or about March 18, 2025 by and between the Company and the parties named therein) (the “Purchase Agreement”); or~~

~~iv.   The “market capitalization” of the Company, as determined by multiplying for each Trading Day (x) the number of outstanding shares of the Common Stock of the Company as of the closing for such Trading Day by (y) the closing price of the Common Stock of the Company for such Trading Day, exceeds Two Hundred Fifty Million Dollars ($250,000,000) for a period of thirty (30) consecutive Trading Days.~~

c.    Mechanics of Conversion.

i.     No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. In lieu of any fractional share to which a holder would otherwise be entitled (determined on a certificate by certificate basis), the Company shall pay cash equal to such fraction multiplied by the then fair value of a share of Common Stock as determined by the Board of Directors.

ii.   Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock pursuant to Section 5(a) above, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Upon conversion of only a portion of the number of shares of Series B Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate (or notice of uncertificated shares) covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

~~Upon the conversion of shares of Series B Preferred Stock into full shares of Common Stock pursuant to Section 5(b) above, the Company shall deliver a notice (the “Notice”) to the holders of such shares stating that such shares have been converted to Common Stock pursuant to Section 5(b) hereof. The holder of such shares, upon receiving the Notice, shall, promptly following~~

~~receipt of such Notice, surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock. The Company shall, as soon as practicable thereafter, issue and deliver to such holder a certificate or certificates (or notice of uncertificated shares) for the number of whole shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable in lieu of any fractional interests in Common Stock; provided, however, that on the date of a mandatory conversion pursuant to Section 5(b), the outstanding shares of Series B Preferred Stock subject to such mandatory conversion shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided further, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such mandatory conversion unless either the certificates evidencing such shares of Series B Preferred Stock are delivered to the Company or its transfer agent as provided herein, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. On the date of the occurrence of a mandatory conversion pursuant to Section 5(b), each holder of record of shares of Series B Preferred Stock subject to such mandatory conversion shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series B Preferred Stock shall not have been surrendered at the office of the Company, that the Notice shall not have been received by any holder of record of shares of Series B Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.~~

iii.   Such conversion pursuant to ~~Sections 5(a) and 5(b)~~ Section 5(a) hereof shall not terminate the rights of the holders of Series B Preferred Stock or Common Stock issuable upon conversion of the Series B Preferred Stock to receive dividends which have been declared with respect to the Series B Preferred Stock as of a record date prior to the date of conversion. Such conversion pursuant to Section 5(a) shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. ~~Such conversion pursuant to Sections 5(b)(i) and 5(iii) shall be deemed to have been made immediately prior to the close of business on the first Trading Day after the date of the event referenced in Section 5(b) hereof, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Such conversion pursuant to Sections 5(b)(ii) shall be deemed to have been made immediately prior to the time of the event referenced in Section 5(b) hereof, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Such conversion pursuant to Sections 5(b)(iv) and 5(b)(v) shall be deemed to have been made immediately prior to the close of business on the first Trading Day after the period of thirty (30) consecutive Trading Days referenced in Section 5(b) hereof, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.~~

d.    Conversion Price Adjustments.

i.     Adjustments for Stock Dividends, Subdivisions, or Split-ups of Common Stock. If the number of shares of Common Stock outstanding at any time after the filing of this Amended and Restated Certificate of Incorporation is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, effective at the close of business upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, or subject to such subdivision or split-up, the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

ii.   Adjustments for Combinations of Common Stock. If the number of shares of Common Stock outstanding at any time after the filing of this Amended and Restated Certificate of Incorporation is decreased by a combination of the outstanding shares of Common Stock, then, effective at the close of business upon the record date of such combination, the Conversion Price of the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

iii.  Adjustments for Recapitalizations, Reclassifications, etc. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reclassification, exchange, recapitalization, or otherwise (other than a subdivision or combination of shares provided for in Sections 5(d)(i) or 5(d)(ii) above or a reorganization, merger or consolidation for which adjustment is otherwise made in Section 5(d)(iv) below), then in any such event each holder of Series B Preferred Stock shall have the right thereafter to convert such Series B Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, exchange or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, exchange, reclassification or other change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

iv.   Reorganizations, Mergers and Consolidations. If at any time or from time to time after the Original Issue Date there is a reorganization of the Company (other than a recapitalization, subdivision, combination, reclassification or exchange of shares or other change provided for elsewhere in this Section 5(d)) or a merger or consolidation of the Company with or into another company, then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series B Preferred Stock thereafter shall be entitled to receive, upon conversion of the Series B Preferred Stock held by them, the number of shares of stock or other securities or property of the Company, or of such successor company resulting from such reorganization, merger, or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d)(iv) with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger or consolidation to the end that the provision of this Section 5(d)(iv) (including adjustment of the applicable Conversion Price then in effect and number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 5(d)(iv) shall similarly apply to successive reorganizations, mergers and consolidations.

e.    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of the Series B Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series B Preferred Stock.

6.    No Redemption. The shares of Series B Preferred Stock shall not be redeemable.

7.    Severability. If any term set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.